PROMISSORY NOTE


     FOR VALUE RECEIVED, Sanguine Corporation ("Borrower"), a Nevada corporation, hereby promises to pay to Thomas C. Drees, Ph.D. ("Lender"), an individual, the principal sum of 1,000,000 "unregistered" and "restricted" shares of the Borrower's common stock on the maturity date as defined below.

MATURITY. This note shall be payable in full as to both principal and interest three business days following Sanguine's receipt of a cumulative capital infusion of $2,000,000 whether by debt or equity or a combination thereof.

PREPAYMENT PENALTY.  None.

INTEREST. Interest shall accrue on the principal at the interest rate of 1% per month, payable monthly. Beyond maturity, in the event of default, the interest shall accrue and be compounded monthly at the rate of 15% per annum on the sum of the interest and principal amount in default.

GOVERNING LAW. This note shall be governed by the laws of the State of California.

ACKNOWLEDGED AND TERMS ACCEPTED:

Borrower:

     Sanguine Corporation               Dated April 17, 2001
     101 East Green Street, #11
     Pasadena, California 91105
     (626) 405-0079                By:/s/Anthony G. Hargreaves
                                   Anthony G. Hargreaves
                                   Vice-President, Secretary/Treasurer

Lender:

     Thomas C. Drees, Ph.D.             Dated April 17, 2001
     784 St. Katherine Drive
     La Canada, CA 91101
     (626) 405-0079                By:/s/Thomas C. Drees, Ph.D.
                                   Thomas C. Drees
                                   President and CEO